Exhibit 99.02

Gb Sciences Issues Shareholder Letter

Biopharmaceutical research company specializing in cannabis- and plant-inspired medicines shares strategic plan for 2022 and key developments from 2021.

LAS VEGAS, March 16, 2022 (Newswire.com) - Gb Sciences, Inc. (OTCQB:GBLX), a leading cannabis- and plant-inspired biopharmaceutical research and development company, issued a letter to shareholders today from President, Chief Science Officer, and Director, Dr. Andrea Small-Howard, and Chairman and CEO, John Poss, summarizing key developments from 2021 and providing strategic plans for 2022. Full text of the shareholder letter follows.

A MESSAGE FROM BOTH THE PRESIDENT AND THE CHAIRMAN OF GB SCIENCES, INC.

To Our Shareholders:

2021 was a transformational year for Gb Sciences.

In December 2021, we sold our last cannabis production facility to become a pure-play biopharmaceutical company specializing in cannabis- and plant-inspired medicines for the prescription drug market. This sale greatly reduced our debt burden and enables us to invest all of our resources into the development of our novel biopharmaceutical medicines. We made this strategic decision because of the immense shareholder value within our biopharmaceutical pipeline of products, which is estimated to be worth billions in the future if we are successful in demonstrating their safety and efficacy to the U.S. Food and Drug Administration (US FDA).

Additionally, the pivot away from cannabis production helps remove some of the barriers to uplisting on a national stock exchange that we would have faced as a marijuana-touching company. The ability to uplist would increase the opportunities for Gb Sciences to attract investment and development partners to bring our promising formulations into human clinical trials.

Our lead program in Parkinson’s disease is being prepared for a first-in-human trial through the following essential steps: a) creating clinical prototypes by combining our proprietary Parkinson’s formulas with a convenient oral delivery system; b) performing a dose response study in rodents to establish the correct range of active ingredients for our first-in-human trial; c) performing necessary ADMET (Absorption, Distribution, Metabolism, Excretion, and Toxicology) tests on the clinical prototypes; and d) selecting a Contract Research Organization (CRO) to prepare an Investigational New Drug (IND) application to the US FDA to begin our first-in-human trial.

This year, we are working with Catalent Pharma on the preparation of clinical prototypes of our proprietary cannabinoid-based formulations for Parkinson’s disease in Catalent Pharma’s proprietary Zydis® delivery system. Catalent Pharma’s Zydis® delivery system is an Orally Disintegrating Tablet format that should be ideal for delivering our cannabinoid-ratio controlled formulations to Parkinson’s patients. More than 50% of Parkinson’s patients have trouble swallowing, but the Zydis® format delivers the active ingredients into the mouth by dispersion without needing water or the ability to swallow.

We have selected the University of Lethbridge to start our dose response study in rodents, which will help us to establish the correct dosing for our first-in-human trial. Prior to filing our IND application, we must conduct ADMET testing on the clinical prototypes being formulated for us by Catalent Pharma. In the IND application, the ADMET testing data will be combined with the Chemistry Manufacturing and Controls (CMC) data prepared by Catalent Pharma and our proof-of-concept data (National Research Council Canada). In the near future, we expect to announce the selection of the Contract Research Organization that will write the IND-application and run the first-in-human trials for our novel treatment for the motor symptoms of Parkinson’s disease.

Gb Sciences also has other promising late-preclinical stage programs, including our COVID-related cytokine release formulations and our time-released oral nanoparticle formulations for chronic pain. The novel strategy behind our COVID-related CRS program was reported in last month’s Future Healthcare Today. Our chronic pain formulations are being validated in animal trials at the National Research Council of Canada. Our cell-based proof-of-concept data for the chronic pain nanoparticles was published this month in collaboration with the University of Seville in Spain.

In addition to our valuable pipeline of drugs in development, we have an intellectual property portfolio containing six issued U.S. and three issued foreign patents, as well as 18 U.S. and 49 foreign patent-pending applications that cover novel therapies for more than 65 different disorders and PhAROS™, our patent-pending drug discovery platform. In the future, we strive to monetize our intellectual property portfolio by pursuing licensing or partnering opportunities for the development of our novel therapies, plus commercialization options for our PhAROS™ drug discovery platform. With its data analytics and machine learning capabilities providing a breakthrough combination of data sciences and traditional plant-based medicines, PhAROS™ greatly reduces the time and money required to bring novel, plant-inspired formulations to market.

Exhibit 99.02

In closing, we would like to thank those shareholders who have made this transition from the cannabis to the biopharma industry with us. Our goal is to produce maximum shareholder value while also providing innovative new therapeutic options for patients that need them.

Sincerely,

Dr. Andrea Small-Howard

President, CSO & Director

Gb Sciences, Inc.

John Poss

Chairman & CEO

Gb Sciences, Inc.

To learn more about Gb Sciences, visit www.gbsciences.com.

About Gb Sciences and GbS Global Biopharma

Gb Sciences, Inc. is a plant-inspired, biopharmaceutical research and development company creating patented, disease-targeted formulations of cannabis- and other plant-inspired therapeutic mixtures for the prescription drug market through its Canadian subsidiary, GbS Global Biopharma, Inc. The ‘plant-inspired’ active ingredients in its therapeutic mixtures are synthetic homologues identical to the original plant compounds but produced under current Good Manufacturing Practices. Gb Sciences' intellectual property portfolio contains six issued U.S. and three issued foreign patents, as well as 18 U.S. and 49 foreign patent-pending applications. In its drug development pipeline, Gb Sciences has five preclinical phase product development programs. Gb Sciences’ lead program for Parkinson’s disease is being prepared for a first-in-human clinical trial. Gb Sciences’ formulations for chronic pain, anxiety, and depression are currently in preclinical animal studies with researchers at the National Research Council Canada. The company also recently received positive preclinical proof-of-concept data supporting its complex mixtures for the treatment of Cytokine Release Syndrome related to COVID-19, and its lead candidates will be optimized based on late-stage preclinical studies at Michigan State University. Gb Sciences' productive research and development network includes distinguished universities, hospitals, and Contract Research Organizations. To learn more, visit www.gbsciences.com.

Forward-Looking Statements

This press release may contain statements relating to future results or events, which are forward-looking statements. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import may identify forward-looking statements. These statements are not historical facts, but instead represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Further, information concerning the Company and its business, including factors that potentially could materially affect the Company's business and financial and other results, are contained in the Company's filings with the Securities and Exchange Commission, available at www.sec.gov. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

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